                                 SCHEDULE 14 A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    FILED BY THE REGISTRANT /X/
    FILED BY A PARTY OTHER THAN THE REGISTRANT / /

    Check the appropriate box:

    /X/  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SELFCARE, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                 SELFCARE, INC.
                              200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02453

                                          February   , 1999

Dear Fellow Shareholders:

    You are cordially invited to attend a Special Meeting of Shareholders on
              , 1999, at Doubletree Guest Suites, 550 Winter Street, Waltham, MA 02451 at the Harvard Club of Boston, 38(th)Floor, One Federal Street, Boston, MA 02110.

    At this Special Meeting you will be asked to (i) authorize and approve the amendment of the terms of the Restated Certificate of Incorporation to amend the terms of the Series B Convertible Preferred Stock in connection with the settlement of certain obligations owed by the Company to the holders of Series B Convertible Preferred Stock, par value $.001 per share; (ii) ratify, confirm and approve the issuance of the Series B Convertible Preferred Stock in connection with the settlement of certain obligations owed by the Company to the holders of the Series B convertible Preferred Stock (iii) ratify, confirm and approve the issuance of the Senior Subordinated Convertible Notes including the Senior Subordinated Convertible Notes as amended January 11, 1999 in connection with the settlement of certain obligations owed by the Company to the holders of the Senior Subordinated Convertible Notes, and (iv) ratify, confirm and approve the issuance of the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, each par value $.001 per share, and ratify the participation by certain officers and directors in the private placement of the Series C Convertible Preferred Stock and the Series E Convertible Preferred Stock.

    THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THESE FOUR PROPOSALS IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOUR PROPOSALS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS.

    Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Special Meeting and Proxy Statement, please complete, sign, date and return your
proxy card in the envelope provided no later than               , 1999. If the
address on the accompanying material is incorrect, please advise our Transfer Agent, Boston EquiServe, 150 Royall Street, Canton, MA 02021.

    Your vote is important. We will appreciate a prompt return of your signed proxy card and hope to see you at the meeting. If you have questions about
voting your shares, please contact our proxy solicitor,             at
(  )            .

                                          Cordially,
                                          Ron Zwanziger
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                 SELFCARE, INC.
                              200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02453
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD               , 1999
                            ------------------------

To The Shareholders of Selfcare, Inc.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (together with all adjournments and postponements thereof, the "Special Meeting") of Selfcare,
Inc. (the "Company") will be held on             ,         , 1999, at       at
the Doubletree Guest Suites, 550 Winter Street, Waltham, MA 02451, for the following purposes:

    1. To consider and act upon a proposal to approve and adopt an amendment to the Restated Certificate of Incorporation which will amend the terms of the Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), in connection with the settlement of certain obligations of the Company to the holders of the Series B Preferred Stock;

    2. To consider and act upon a proposal to authorize and approve the issuance of the Series B Preferred Stock in connection with the settlement of certain obligations of the Company to the holders of the Series B Preferred Stock;

    3. To consider and act upon a proposal to ratify, confirm and approve the issuance of the Senior Subordinated Convertible Notes, issued October 27, 1997 (the "Original Notes") and the portion of Original Notes amended and issued by the Company on January 11, 1999 (the "Amended Notes") (the Original Notes and the Amended Notes are hereinafter referred to as the "Notes") in connection with the settlement of certain obligations of the Company to the holders of the Convertible Notes; and

    4. To consider and act upon a proposal to ratify, confirm and approve the issuance of the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, each par value $.001 per share (the "Series C Preferred Stock," the "Series D Preferred Stock" and the "Series E Preferred Stock," respectively) and to ratify the participation of certain officers and directors of the Company in the private placement of the Series C Preferred Stock and the Series E Preferred Stock.

    The Board of Directors has fixed the close of business on February   , 1999
as the record date for determining the shareholders having the right to receive notice of and to vote at the Special Meeting. Only shareholders of record of the Company's common stock, par value $.001 per share ("Common Stock"), and the Series B Preferred Stock at the close of business on such date are entitled to notice of and to vote at the Special Meeting. A list of shareholders entitled to vote at the Special Meeting will be available during ordinary business hours at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 and also at the Company's executive offices, 200 Prospect Street, Waltham, Massachusetts 02453, at least ten (10) days prior to the Special Meeting, for examination by any Company shareholder for purposes germane to the Special Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE AMENDMENT TO CERTIFICATE OF INCORPORATION OF THE COMPANY WHICH WILL AMEND THE TERMS OF THE SERIES B PREFERRED STOCK, "FOR" AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES B PREFERRED STOCK "FOR" RATIFICATION, CONFIRMATION AND APPROVAL OF THE ISSUANCE OF THE CONVERTIBLE NOTES AND "FOR" RATIFICATION OF THE ISSUANCE OF THE SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK AND THE PARTICIPATION OF CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY IN THE PRIVATE PLACEMENT OF THE SERIES C PREFERRED STOCK AND THE SERIES E PREFERRED STOCK.

--------------------------------------------------------------------------------

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY PROXY
CARD RETURNED BY MAIL SHOULD BE RETURNED NO LATER THAN               , 1999. THE
PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                                          By Order of the Board of Directors,
                                          Kenneth D. Legg, Ph.D.,
                                          SECRETARY

February   , 1999

                                 SELFCARE, INC.
                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD             , 1999
                              THE SPECIAL MEETING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Selfcare, Inc. (the "Company" or
"Selfcare") for use at a Special Meeting of Shareholders to be held on       ,
1999, at       P.M. at the Doubletree Guest Suites, 550 Winter Street, Waltham,
MA 02451, including any adjournment or postponement thereof (the "Special Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting. This Proxy Statement and the accompanying form of proxy to shareholders
will be mailed on or about February   , 1999.

PURPOSE OF THE SPECIAL MEETING

    At the Special Meeting, all of the holders of Common Stock and Series B Preferred Stock of the Company will be asked to consider and vote upon the following matters:

    1. The authorization and approval of the amendment of the Restated Certificate of Incorporation to amend the terms of the Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), contained in the Certificate of Incorporation in connection with the settlement of certain obligations of the Company to the holders of the Series B Preferred Stock (the "Amendment to Certificate Proposal");

    2. The authorization and approval of the issuance of Common Stock upon conversion of the Series B Preferred Stock in connection with the settlement of certain obligations of the Company to the holders of the Series B Preferred Stock (the "Issuance of Series B Preferred Stock Proposal");

    3. On October 27, 1997, the Company issued certain Senior Subordinated convertible Notes (the "Original Notes") having an aggregate face value of $10,000,000 and on January 11, 1999 the Company amended the portion of the Original Notes which remained outstanding (the "Amended Notes") (the "Notes"). Original Notes and the Amended Notes are hereinafter referred to as the. The Company proposes that the Company's shareholders ratify, confirm and approve the issuance of the Convertible Notes (the "Notes Amendment Proposal").

    4. The ratification, confirmation and approval of the issuance of the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, each par value $.001 per share (the "Series C Preferred Stock," the "Series D Preferred Stock" and the "Series E Preferred Stock," respectively) and the participation by certain officers and directors of the Company in the private placement of the Series C Preferred Stock and the Series E Preferred Stock (the "Private Placement Proposal").

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO CERTIFICATE PROPOSAL, THE ISSUANCE OF SERIES B PREFERRED STOCK PROPOSAL, THE NOTES AMENDMENT PROPOSAL AND THE PRIVATE PLACEMENT PROPOSAL.

RECORD DATE; VOTING RIGHTS; PROXIES

    Only holders of the Company's common stock, par value $.001 per share (the "Common Stock"), and the holders of the Series B Preferred Stock at the close of
business on February   , 1999 (the "Record Date"), are entitled to receive
notice of and to vote at the Special Meeting. As of the Record Date, the Company had [ ] shares of Common Stock and [ ] shares of Series B Preferred Stock outstanding. Shares held in the treasury of the Company are not considered outstanding. Each share of Common Stock is entitled to vote on all matters. Each Series B Preferred Share is entitled to vote with the Common Stock on an as if converted basis on the Issuance of Series B Preferred Stock Proposal, the Notes Amendment Proposal and the Private Placement Proposal. The Series B Preferred Shares are entitled to vote as a separate class on the Amendment of Certificate Proposal. No other class of securities will be entitled to vote at the Special Meeting. There are no cumulative voting rights.

    The address of the principal executive offices of the Company is 200 Prospect Street, Waltham, Massachusetts 02453, Telephone No. (781) 647-3900.

    All shares that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting will be voted at the Special Meeting in accordance with the instructions indicated on the proxies. PROXIES WHICH ARE EXECUTED BUT WHICH DO NOT CONTAIN ANY SPECIFIC INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE PROPOSALS CONTAINED HEREIN. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE SPECIAL MEETING FOR CONSIDERATION, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN SUCH MEETING TO ANOTHER TIME AND/OR PLACE (INCLUDING, WITHOUT LIMITATION, FOR THE PURPOSES OF SOLICITING ADDITIONAL PROXIES), THE PERSONS NAMED IN THE ENCLOSED FORMS OF PROXY WILL HAVE DISCRETION TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT. However, proxies voted against the proposals will not be voted in favor of adjournment in order to continue to solicit proxies. Pursuant to the Company's By-laws, no notice of an adjourned meeting need be given other than announcement at the Special Meeting of the hour, date and place to which the Special Meeting is adjourned, except where the meeting is adjourned for 30 days or more.

    Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Special Meeting.
All proxies returned by mail must be returned no later than               ,
1999. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

    The Company will bear the costs of solicitation of proxies and of preparing, printing and mailing this Proxy Statement. It is estimated that said costs, excluding the costs incurred for the services of the proxy solicitor, will be approximately $10,000. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares held in their names. In addition to the solicitation of proxies by use of the mails, proxies may be solicited from holders of shares by directors, officers and employees of the Company in connection with the
solicitation. In addition,             , a proxy solicitation firm, has been
engaged by the Company to act as proxy solicitor and will receive fees estimated
at $            , plus reimbursement of out-of-pocket expenses.

QUORUM

    The holders of a majority of the votes represented by the issued and outstanding shares of Common Stock and Series B Preferred Stock, present in person or represented by proxy, shall constitute a quorum at the Special Meeting. Shares represented by executed proxies received by the Company will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

    The inspector of elections appointed for the meeting will tabulate votes cast in person or by proxy at the meeting. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Broker non-votes (i.e., proxies on which a broker or nominee indicates that it does not have discretionary authority as to certain shares to vote on a particular matter) will also be considered as present for the purposes of determining the presence of a quorum, but unvoted with respect to that matter.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to approve the Amendment to the Certificate of Incorporation Proposal and the vote of the holders of a majority of the votes cast at the Special Meeting is required to approve each of the Issuance of Series B Preferred Stock Proposal, Amendment of Notes Proposal and the Private Placement Proposal.

    The directors and officers of the Company who beneficially owned approximately 25.6% of the outstanding Common Stock on the record date have expressed their intention to vote in favor of the approval of the Amendment to the Certificate of Incorporation Proposal, the Issuance of Series B Preferred Stock Proposal, the Amendment of Notes Proposal and the Private Placement Proposal.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE FOR THE APPROVAL OF THE FOUR PROPOSALS.

FORWARD LOOKING STATEMENTS

    Statements made in this proxy statement or in the documents incorporated by reference into this document include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We caution you that, while forward-looking statements reflect the Company's good faith beliefs, they are not guarantees and involve known and unknown risks and uncertainties, and that actual results may differ materially from those forward-looking statements.

                                   PROPOSAL 1
                      APPROVAL OF AMENDMENT TO CERTIFICATE
                           OF INCORPORATION PROPOSAL

    The Company has proposed the approval and adoption of an Amendment to its Restated Certificate of Incorporation (the "Amendment"), which will amend the terms of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Shares"), as described below (the "Amendment to Certificate Proposal"). The Amendment to Certificate Proposal is proposed for approval and adoption by the Company's shareholders in connection with the restructuring of the terms of the Series B Preferred Shares.

BACKGROUND

    ORIGINAL ISSUANCE OF SERIES B PREFERRED SHARES

    On August 26, 1997, the Company sold in a private placement an aggregate of 8,000 Series B Preferred Shares and warrants to purchase an aggregate of up to 114,628 shares of Common Stock of the Company to Capital Ventures International, C.C. Investments LLC and Marshall Capital Management, Inc. (formerly known as Proprietary Convertible Investment Group, Inc.) (collectively, the "Series B Investors") at an aggregate purchase price of $8,000,000. Each Series B Preferred Share accrued a premium of 6% per annum (the "Premium"). Following the issuance, the Series B Preferred Shares were convertible into shares of Common Stock. The conversion price to determine the number of shares issuable upon conversion of the Series B Preferred Shares was the lower of the fixed conversion price of $13.9581 and the average of the lowest closing bid price of the Common Stock of any five trading days during the thirty trading days immediately preceding the date on which the proposed conversion was made multiplied by 95% (the "Original Series B Conversion Price"). On August 26, 2000, any Series B Preferred Share which remains outstanding will automatically convert into shares of Common Stock.

    The transaction was effected in accordance with Delaware law and pursuant to the authority conferred upon the Company's Board of Directors in the Company's Restated Certificate of Incorporation to designate the terms of, and to issue, Series B Preferred Shares. The Board of Directors approved the original transaction in order to satisfy the Company's then current working capital needs and to repay indebtedness.

    AMENDMENT OF TERMS OF SERIES B PREFERRED SHARES

    As a result of the decline in the market price of the Company's Common Stock, the number of shares of Common Stock into which the Series B Preferred Shares were convertible significantly increased. When the number of shares of Common Stock into which the Series B Preferred Shares were convertible exceeded the shares of Common Stock listed on the American Stock Exchange for conversion of the Series B Preferred Shares (the "Cap Amount"), each Series B Investor became entitled to request that the Company redeem a portion of the Series B Preferred Shares held by it for cash, and one of the Series B Investors in fact sent such a redemption notice in December, 1998. To avoid having to make the sizeable cash payment which would result from the exercise by the Series B Investors of their right to request that the Company redeem a portion of their Series B Preferred Shares for cash, the Company commenced discussions with the Series B Investors to amend certain of the terms of the Series B Preferred Shares. The Company and the Series B Investors began negotiations in December, 1998 with respect to amendments to the terms of the Series B Preferred Shares.

    On January 22, 1999, the Company entered into an Agreement to Amend the Terms of the Series B Preferred Shares (the "Agreement to Amend Terms"). In exchange for certain amendments to the terms of the Series B Preferred Stock, the Series B Investors agreed not to request that the Company redeem any Series B Preferred Shares and agreed not to convert any Series B Preferred Shares into Common Stock to the extent that such conversion would exceed such Series B Investor's allocable portion of the Cap Amount. The Series B Investors' agreement that they will not request that the Company redeem any Series B Preferred Shares, and that this will not convert any Series B Preferred Shares in excess of the Cap Amount terminates if approval of the Company's shareholders is not obtained by either March 31, 1999, or, in the event the Company's proxy solicitation materials are reviewed by the Securities and Exchange Commission, April 30, 1999.

    Under the Agreement to Amend Terms, the terms of the Series B Preferred Shares will be amended to increase the face amount of each Series B Preferred Share (plus any accrued but unpaid Premium thereof) by 15%. The conversion price will be the greater of $2.00 or the Original Series B Conversion Price until the date on which shareholder approval of the Amendment of Certificate Proposal is obtained ("Series B Approval Date"). When and if shareholder approval is obtained, the conversion price will be fixed at $2.00 until July 20, 1999. After July 20, 1999, and assuming shareholder approval is obtained, the conversion price will be the lower of $2.00 or the Original Series B Variable Conversion Price. In the event the closing price of a share of the Company's Common Stock exceeds $3.25 for any ten consecutive trading days after the Series B Approval Date, the Company will have the option to fix the conversion price upon thirty days' advance notice to the holders of the Series B Preferred Shares. In connection with the potential conversion of Series B Preferred Shares, the Company is required to list an additional 2,600,000 shares of Common Stock on the American Stock Exchange. After July 20, 1999, if the closing price of a share of Common Stock is less than $2.00 for at least ten consecutive trading days, the Company will have the right to redeem the Series B Preferred Shares at the face amount, plus accrued Premium and conversion default payments (if any).

    As described above in the Amendment to Certificate Proposal, the Series B Investors agreed not to request that the Company redeem any portion of the Series B Preferred Shares prior to the listing of additional shares of Common Stock, in exchange for the Company's agreement to pursue an Amendment to the Company's Restated Certificate of Incorporation, as well as a listing of 2,600,000 additional shares of Common Stock on the American Stock Exchange issuable upon conversion of the Series B Preferred Shares.

EFFECT ON EXISTING HOLDERS OF COMMON STOCK

    Approval of the Amendment of Certificate Proposal will likely have a dilutive effect on the shareholders of the Company. Such approval will permit the Company to list an additional 2,600,000 shares of Common Stock issuable upon conversion of the Series B Preferred Shares on the American Stock Exchange and will permit the Company to satisfy its contractual listing obligations relating to the Series B Preferred Shares, while also getting the benefit, through the Agreement to Amend, of a fixed conversion price for a period of time. The listing of such additional shares, however, will permit the holders of the Series B Preferred Shares to convert more of these shares and therefore in the future will result in a significant increase in the number of shares of Common Stock outstanding.

INTERESTS OF CERTAIN PERSONS

    The Series B Investors hold       Series B Preferred Shares as of
            , 1999. On such date the Series B Preferred Shares were convertible
into       shares of Common Stock.

BOARD OF DIRECTORS RECOMMENDATION; REASONS FOR THE AUTHORIZATION OF AMENDMENT TO
  CERTIFICATE PROPOSAL

    The Board of Directors of the Company believes that the authorization of the Amendment to the Restated Certificate of Incorporation of the Company is in the best interest of the Company and its shareholders.

    Among the factors considered by the Board of Directors in approving the Amendment to Certificate Proposal and recommending it to the Company' shareholders was the Board's view that (i) the amendment is necessary to prevent the Series B Investors from requesting that the Company redeem their Series B Shares for cash at a premium at a time when the Company did not have sufficient cash to make the required payments and (ii) the revised terms under which conversion would occur may have a less dilutive effect on the Company's shareholders than if there were no Amendment to the Restated Certificate of Incorporation. In addition, the Board of Directors considered the effect of an obligation to redeem Series B Preferred Shares in light of the fact that the Company had, as of the end of December 1998, a limited amount of cash and other working capital available to it to conduct its operating activities.

    THE BOARD OF DIRECTORS, AFTER REVIEWING THE FINANCIAL POSITION AND RESULTS OF OPERATIONS OF THE COMPANY, DETERMINED THAT AN OBLIGATION TO REDEEM A SIGNIFICANT NUMBER OF SERIES B PREFERRED SHARES WOULD LIKELY HAVE HAD A DAMAGING EFFECT ON THE COMPANY AND ITS PROSPECTS AND LIKELY HAVE RESULTED IN ITS INABILITY TO MEET ITS OBLIGATIONS. ACCORDINGLY, THE BOARD OF DIRECTORS DETERMINED THAT AN AMENDMENT TO THE TERMS OF THE SERIES B PREFERRED SHARES WHICH MITIGATES THE POTENTIAL EXPOSURE TO CASH REDEMPTION OBLIGATIONS, WHILE ALSO FIXING, FOR A PERIOD OF TIME, THE CONVERSION PRICE OF THE SERIES B PREFERRED SHARES AT A MINIMUM OF $2.00 PER SHARE, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS.

DELAWARE STATE LAW VOTING REQUIREMENTS

    The Company is incorporated in the State of Delaware. The Delaware General Corporation Law requires the approval of a majority of shareholders entitled to vote to amend the Series Designation.

AMERICAN STOCK EXCHANGE VOTING REQUIREMENTS

    The Company's Common Stock is traded on the American Stock Exchange. Rule 713 of the American Stock Exchange requires shareholder approval of the issuance of securities convertible into Common Stock if such underlying Common Stock would have, upon issuance, voting power equal to or in excess of 20% of the voting power for such security before such issuance. As noted above, under certain circumstances it is possible that Series B Preferred Stock could be convertible into a number of shares of Common Stock which exceeds 20% of the voting power of the Company's Common Stock.

VOTE REQUIRED

    To approve the Amendment to Certificate Proposal, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required. THE BOARD OF DIRECTORS BELIEVES THE AMENDMENT TO CERTIFICATE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND ACCORDINGLY, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE AMENDMENT TO CERTIFICATE PROPOSAL.

                                   PROPOSAL 2
                APPROVAL OF ISSUANCE OF SERIES B PREFERRED STOCK

    The Company has proposed the authorization and approval of the issuance of Series B Preferred Shares, as described below (the "Issuance of Series B Preferred Stock Proposal"). The Issuance of Series B Preferred Stock Proposal is proposed for authorization and approval by the Company's shareholders in connection with the restructuring of the terms of the Series B Preferred Shares.

BACKGROUND

    ORIGINAL ISSUANCE OF SERIES B PREFERRED SHARES

    On August 26, 1997, the Company sold in a private placement an aggregate of 8,000 Series B Preferred Shares and warrants to purchase an aggregate of up to 114,628 shares of Common Stock of the Company to the Series B Investors at an aggregate purchase price of $8,000,000. Each Series B Preferred Share accrued a Premium. For a further description of the original issuance of the Series B Preferred Shares, see the Amendment of Certificate Proposal above.

    AMENDMENT OF TERMS OF SERIES B PREFERRED SHARES

    As a result of the decline in the market price of the Company's Common Stock, the number of shares of Common Stock into which the Series B Preferred Shares were convertible significantly increased. When the number of shares of Common Stock into which the Series B Preferred Shares were convertible exceeded the Cap Amount, each Series B Investor became entitled to request that the Company redeem a portion of the Series B Preferred Shares held by it for cash, and one of the Series B Investors in fact sent such a redemption notice in December, 1998. To avoid having to make the sizeable cash payment which would result from the exercise by the Series B Investors of their right to request that the Company redeem a portion of their Series B Preferred Shares for cash, the Company commenced discussions with the Series B Investors to amend certain of the terms of the Series B Preferred Shares. The Company and the Series B Investors began negotiations in December, 1998 with respect to amendments to the terms of the Series B Preferred Shares.

    As described in fuller detail above in the Amendment of Certificate Proposal, on January 22, 1999, the Company entered the Agreement to Amend Terms. In exchange for certain amendments to the terms of the Series B Preferred Stock, the Series B Investors agreed not to request that the Company redeem any Series B Preferred Shares and agreed not to convert any Series B Preferred Shares into Common Stock to the extent that such conversion would exceed such Series B Investor's allocable portion of the Cap Amount. Under the Agreement to Amend Terms, the terms of the Series B Preferred Shares will be amended to increase the face amount of each Series B Preferred Share (plus accrued but unpaid Premium) by 15% and establish certain fixed conversion prices for the Series B Preferred Shares. In connection with the potential conversion of Series B Preferred Shares, the Company is required to list an additional 2,600,000 shares of Common Stock on the American Stock Exchange.

    If shareholder approval is not obtained, the original terms of the Series B Preferred Shares require the Company to list on the American Stock Exchange 135% of the total number of shares of Common Stock into which the Series B Preferred Shares could then be converted. As a result of the decline in the market price of the Common Stock in the time period since a number of shares of Common Stock issuable upon conversion of the Series B Preferred Shares were initially listed on the American Stock Exchange, and the corresponding increase in the number of shares of Common Stock into which the Series B Preferred Shares are convertible, the Company may not have listed the number of shares of Common Stock required by its agreements with the Series B Investors, including the Series B Preferred Shares Certificate of Designations, Rights and Preferences. As a result, the Company could be required to list a yet undetermined number of additional shares of Common Stock into which the Series B Preferred Shares would be convertible on the American Stock Exchange. Under Rule 713 of the American Stock Exchange, the Company is required to obtain the authorization of its shareholders to issue an as yet undetermined number of shares of Common Stock issuable upon conversion of the Series B Preferred Shares in order to list an adequate number of shares of Common Stock on the American Stock Exchange so that the Company may meet its contractual obligations with the Series B Investors. Under Rule 713 a Company must get shareholder approval to issue any security convertible into Common Stock if such underlying Common Stock would have, upon issuance, voting power equal to or in excess of 20% or more of the presently book or market value for the security. A failure to obtain shareholder approval of the

Amendment to Certificate Proposal or the Issuance of Series B Stock Preferred Stock Proposal will result in a default under the original terms of the Series B Preferred Shares and may result in the Series B Investors having the right to request that the Company redeem a portion of the Series B Preferred Shares then outstanding for cash at a significant premium. There can be no assurances that the Company would have sufficient cash to make any such required redemption payments.

    As described above in the Amendment to Certificate Proposal, the Series B Investors agreed not to request that the Company redeem any portion of the Series B Preferred Shares prior to the listing of additional shares of Common Stock, in exchange for the Company's agreement to pursue an Amendment to the Company's Restated Certificate of Incorporation, as well as a listing of 2,600,000 additional shares of Common Stock on the American Stock Exchange issuable upon conversion of the Series B Preferred Shares.

EFFECT ON EXISTING HOLDERS OF COMMON STOCK

    Approval of the Issuance of Series B Preferred Stock Proposal will likely have a dilutive effect on the shareholders of the Company. Such approval will permit the Company to list an additional 2,600,000 shares of Common Stock issuable upon conversion of the Series B Preferred Shares on the American Stock Exchange will permit the Company to satisfy its contractual listing obligations relating to the Series B Preferred Shares, while also getting the benefit, through the Agreement to Amend, of a fixed conversion price for a period of time. The listing of such additional shares, however, will permit the holders of the Series B Preferred Shares to convert more of these shares and therefore in the future result in a significant increase in the number of shares of Common Stock outstanding.

INTERESTS OF CERTAIN PERSONS

    The Series B Investors hold 4,880 Series B Preferred Shares as of December 31, 1998. On such date the Series B Preferred Shares were convertible into 3,218,720 shares of Common Stock.

BOARD OF DIRECTORS RECOMMENDATION; REASONS FOR THE AUTHORIZATION AND APPROVAL OF
  THE ISSUANCE OF SERIES B PREFERRED STOCK PROPOSAL

    The Board of Directors of the Company believes that the authorization and approval of the Issuance of Series B Preferred Stock Proposal is in the best interest of the Company and its shareholders.

    Among the factors considered by the Board of Directors in approving the Issuance of Series B Preferred Stock Proposal and recommending it to the Company's shareholders was the Board's view that the increase in Common Stock issuable upon conversion of the Series B Preferred Shares is necessary (i) to satisfy its contractual obligations under the original Series B Preferred Share terms and the amended Series B Preferred terms as contemplated in the Amendment to Certificate Proposal, and (ii) to satisfy the requirements of the American Stock Exchange under Rule 713 thereof. In addition, the Board of Directors considered the effect of an obligation to redeem Series B Preferred Shares in light of the fact that the Company had, as of the end of December 1998, a limited amount of cash and other working capital available to it to conduct its operating activities.

    THE BOARD OF DIRECTORS, AFTER REVIEWING THE FINANCIAL POSITION AND RESULTS OF OPERATIONS OF THE COMPANY, DETERMINED THAT AN OBLIGATION TO REDEEM A SIGNIFICANT NUMBER OF SERIES B PREFERRED SHARES WOULD LIKELY HAVE AN ADVERSE EFFECT ON THE COMPANY AND ITS PROSPECTS. ACCORDINGLY, THE BOARD OF DIRECTORS DETERMINED THAT AN AMENDMENT TO THE TERMS OF THE SERIES B PREFERRED SHARES WHICH MITIGATES THE POTENTIAL EXPOSURE TO CASH REDEMPTION OBLIGATIONS, WHILE ALSO FIXING, FOR A PERIOD OF TIME, THE POTENTIAL DILUTIVE EFFECT OF THE SERIES B PREFERRED SHARES, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. THE PROPOSED AMENDMENT OF THE SERIES B PREFERRED SHARES, COUPLED WITH THE DECLINE IN THE PRICE OF THE COMPANY'S COMMON STOCK REQUIRES THE COMPANY TO GET SHAREHOLDER APPROVAL OF THE AMENDMENT OF CERTIFICATE

PROPOSAL AND THE ISSUANCE OF SERIES B PREFERRED STOCK PROPOSAL, EACH WHICH THE BOARD OF DIRECTORS HAS DETERMINED IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS.

AMERICAN STOCK EXCHANGE VOTING REQUIREMENTS

    The Company's Common Stock is traded on the American Stock Exchange. Rule 713 of the American Stock Exchange requires shareholder approval of the issuance of securities convertible into Common Stock if such security would be convertible into 20% or more of the presently outstanding stock for less than the greater of book or market value of the stock. As noted above, under certain circumstances it is possible that Series B Preferred Shares could be convertible into a number of shares of Common Stock which exceeds 20% of the currently outstanding Company stock.

VOTE REQUIRED

    To approve the Issuance of Series B Preferred Stock Proposal, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required. THE BOARD OF DIRECTORS BELIEVES THE ISSUANCE OF SERIES B PREFERRED STOCK PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND ACCORDINGLY, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE ISSUANCE OF SERIES B PREFERRED STOCK PROPOSAL.

                                   PROPOSAL 3
                      APPROVAL OF NOTES AMENDMENT PROPOSAL

    On October 27, 1997, the Company issued certain Senior Subordinated Convertible Notes (the "Original Notes") having an aggregate face value of $10,000,000, and on January 11, 1999 the Company amended the portion of the Original Notes which remained outstanding (the "Amended Notes") (the Original Notes and the Amended Notes are hereinafter referred to as the "Convertible Notes"). The Company is proposing the ratification, confirmation and approval of the issuance of the Convertible Notes. The Notes Amendment Proposal is proposed for ratification, confirmation and approval by the Company's shareholders in connection with the amendment of the terms of the Notes.

BACKGROUND

    ORIGINAL ISSUANCE OF NOTES

    On October 27, 1997, the Company sold in a private placement the Convertible Notes and warrants to purchase up to 106,700 shares of Common Stock to Elliott Associates, L.P. and Westgate International, L.P. for gross proceeds of $10 million. The principal of the Notes was payable in full on October 28, 2002. The unpaid principal on each Note currently accrues interest at the rate of 8% per year payable in cash or, at the option of the Company, subject to certain conditions, shares of Common Stock. The holder of each Note may convert all or a portion of the principal amount outstanding under such Note into Common Stock prior to October 27, 2002. The principal amount of the Note to be converted converts into that number of shares of Common Stock calculated by dividing the principal amount of the Note to be converted, plus any accrued and unpaid interest, by a conversion price equal to the lesser of (i) $12.65625 (the "Ceiling Price"), and (ii) the Recent Market Price as of the date on which the conversion notice is sent by the holder of the Note to the Company (collectively, the "Current Formula"). The Company may block any conversion by a holder of a Note in the event the per share conversion price is less than 60% of the Ceiling Price by offering to redeem for cash the value of the shares that would have been issued had a conversion of the Notes occurred in the normal course plus accrued but unpaid interest.

    The transaction was effected in accordance with Delaware law and pursuant to the authority conferred upon the Company's Board of Directors by the Company's Restated Certificate of Incorporation and By-laws to incur debt on behalf of the Company. The Board of Directors approved the original transaction in order to continue the Company's research and development and marketing efforts and to satisfy the Company's then current working capital needs.

    AMENDMENT OF TERMS OF THE NOTES

    As a result of the significant decline in the market price of the Company's Common Stock during 1998 from $11.875 to as low as $1.25, the number of shares of Common Stock into which the Notes were convertible increased dramatically. When the number of shares of Common Stock into which the Notes were convertible exceeded the number of shares listed on the American Stock Exchange for conversion of the Notes, the holders of the Notes became entitled to request that the Company redeem up to the full principal amount of the Notes in cash. As of January 11, 1999, the principal amount of the Notes was approximately $3,778,000. To mitigate the sizeable cash payments which would result from the exercise by the Note holders of their rights under the Notes to accelerate principal amounts due thereunder, the Company commenced discussions with the Note holders to amend the terms of the Notes. On January 11, 1999, the Company entered into an agreement to amend the terms of the Notes ("Note Amendment Agreement") with the holders of the Notes, subject to ratification of certain terms of the Note Amendment Agreement by the Company's shareholders in order to comply with certain rules and regulation of the American Stock Exchange. Pursuant to the terms of the Note Amendment Agreement, the Company redeemed approximately $781,000 of the principal amount of the Notes and 78,000 of accrued premium in cash and converted approximately $904,000 of the principal amount due under the Notes plus accrued but unpaid interest into 500,000 shares of Common Stock at a conversion price of $1.8125 per share. Under the Notes, as amended by the Note Amendment Agreement (the "Amended Notes"), any principal amount not redeemed for cash or converted into shares of the Company's Common Stock on or prior to January 11, 1999 as part of the settlement with the Note holders was increased by 15% and, in consideration thereof, as well as for other consideration, the warrants held by the Note holders were canceled. The Amended Notes, which are due and payable in full on July 12, 1999, accrue interest at a rate of 8% per share. As of the close of business on January 11, 1999 the principal amount and accrued interest of the Amended Notes was $2,415,000.

    Amounts due under the Amended Notes may be converted into shares of Common Stock subject to certain restrictions. The holders of the Amended Notes cannot effect a conversion of the Amended Notes into shares of Common Stock until the Company has obtained the approval of its shareholders, to the extent required, of the terms of the Amended Notes and the issuance of shares of Common Stock issuable upon conversion of the Amended Notes. The number of shares of Common Stock issuable upon conversion of the Amended Notes is determined by dividing the portion of the principal amount of the Amended Notes being converted by the then conversion price. If the Company's shareholders ratify the Notes Amendment, the holders of the Amended Notes will then be entitled to convert all or a portion of the amounts due under the Amended Notes into shares of Common Stock at a fixed conversion price of $2.00 per share. In the event of certain events of default under the Amended Notes, the holders may convert all or a portion of the amounts due under the Amended Notes into shares of Common Stock at a conversion price equal to the lesser of $2.00 (the "Notes Ceiling Price") and the lowest price at which the Company's Common Stock traded during the five trading days preceding such conversion date. Notwithstanding the foregoing provision, the holders of the Amended Notes may fix the conversion price at which the Amended Notes may be converted into shares of Common Stock on any date at the conversion price in effect on that date.

    If the per share conversion price is less than 60% of the Ceiling Price, the Company may block any conversion by offering to redeem the Amended Notes for cash in an amount equal to the fair market value of the Common Stock for which the Amended Notes plus accrued but unpaid interest could then be converted. Commencing two weeks after shareholder approval is obtained, the Company may redeem an Amended Note at 100% of its face value plus accrued but unpaid interest. In the event shareholder approval is not obtained by certain dates which vary depending upon the review, if any, of the Company's proxy solicitation materials by the Securities and Exchange Commission, the holders of the Amended Notes will be entitled to accelerate all amounts due under the Amended Notes and require the Company to pay the Amended Notes in full.

    In exchange for the Noteholders' forbearance of acceleration of amounts due under the Notes or conversion of amounts due thereunder into shares of Common Stock at the then applicable conversion prices (which were as low as $1.25 per share) prior to the listing of additional shares of Common Stock issuable upon conversion of the Notes, the Company has agreed to amend the terms of the outstanding Notes and list additional shares of Common Stock issuable upon conversion of the Notes on the American Stock Exchange, subject to shareholder approval. On January 19, 1999, the Company listed 2,500,000 Note Conversion Shares on the American Stock Exchange on the condition shareholder ratification of the amendment to these Notes be obtained as soon as practicable.

EFFECT UPON EXISTING HOLDERS OF COMMON STOCK

    Approval of the Notes Amendment Proposal will likely have a potentially dilutive effect on the shareholders of the Company. Such approval will permit the Company to list an additional 2,500,000 shares of Common Stock issuable upon conversion of the Notes on the American Stock Exchange will permit the Company to satisfy its contractual listing obligations under both the existing Notes and the terms of the Note Amendment Agreement. The listing of such additional shares, however, will permit the holders of the Notes to convert more and therefore in the future result in a significant increase in the number of shares of Common Stock outstanding.

INTERESTS OF CERTAIN PERSONS

    The Note holders currently hold $3,778,000 principal amount of Notes as of December 31, 1999. On such date the Notes were convertible into 2,126,074 shares of Common Stock.

BOARD OF DIRECTOR RECOMMENDATIONS; REASONS FOR THE AUTHORIZATION OF ADDITIONAL
  SHARES OF COMMON STOCK

    Based primarily on its consideration of the factors referred to below, the Board of Directors of the Company believes that the amendment of the terms governing the Notes and the authorization of additional shares of Common Stock to be listed on the American Stock Exchange is in the best interest of the Company and its shareholders.

    Among the factors considered by the Board of Directors in approving and recommending to the shareholders the Notes Amendment Proposal was the Board's view that (i) the current Note terms and terms of the Amended Notes both require the Company to list additional shares of Common Stock on the American Stock Exchange and (ii) that a partial redemption of the Notes in six months in the form of Common Stock rather than payment immediately of cash which is otherwise necessary for working capital as a result of the Notes being accelerated is in the Company's best interest. In addition, the Board of Directors considered the effect of an acceleration of the amounts due under the Notes in light of the fact that the Company had, as of the end of December 1998, a limited amount of cash and other working capital available to it to conduct its operating activities.

    The Board of Directors, after reviewing the financial position and results of operations of the Company determined that an obligation to repay, following acceleration of the amounts due under the Notes, would likely have an adverse effect on the Company and its prospects. Accordingly, the Board of Directors determined that an amendment to the terms of the Notes which mitigated the potential exposure to cash payment obligations following an acceleration of the amounts due under the Notes, while also fixing, for a period of time, the potential dilutive effect of the Notes, was in the best interests of the Company and its shareholders.

AMERICAN STOCK EXCHANGE VOTING REQUIREMENTS

    The Company's Common Stock is traded on the American Stock Exchange. Rule 713 of the American Stock Exchange requires shareholder approval of the issuance of securities convertible into Common Stock if such underlying Common Stock would have, upon issuance, voting power equal to or in excess of 20% of the voting power of such security before such issuance. On January 8, 1999, the Company obtained a waiver from the American Stock Exchange of the requirement that the Company receive shareholder approval prior to listing the additional Note Conversion Shares. On January 19, 1999 the Company listed an additional 2,500,000 shares of Common Stock issuable upon conversion of the Notes on the American Stock Exchange. The American Stock Exchange waiver was conditioned on the Company providing certain notice to shareholders and obtaining shareholder approval or ratification of the amendment to Notes as soon as practicable after listing the additional shares of Common Stock issuable upon conversion of the Notes.

    Accordingly, the Company has decided to seek shareholder approval of the Notes Amendment Proposal. Shareholder approval is not otherwise required as a matter of Delaware law or other applicable laws or rules.

VOTE REQUIRED

    To approve the Notes Amendment Proposal, the affirmative vote of the holders of a majority of the votes cast by shareholders at the Special Meeting is required. THE BOARD OF DIRECTORS BELIEVES THAT THE NOTES AMENDMENT PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND ACCORDINGLY, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOTES AMENDMENT PROPOSAL.

                                   PROPOSAL 4
                   APPROVAL OF THE PRIVATE PLACEMENT PROPOSAL

TERMS OF THE ISSUANCES

    On January 8, 1999, the Company sold an aggregate of 56,845 shares of Series C Convertible Preferred Stock (the "Series C Preferred Shares") at a price per share of $100, 3,030 shares of Series D Convertible Preferred Stock (the "Series D Preferred Shares") at a price per share of $100, and 14,170 shares of Series E Convertible Preferred Stock (the "Series E Preferred Shares") at a price per share of $100, for an aggregate purchase price of $7,404,500 to certain investors (the "Investors") in a private placement (the "Private Placement") (the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares, collectively the "Series Preferred Shares"). The Investors include certain officers and directors of the Company. Each Series Preferred Share accrues a dividend at the rate of 7% per annum (the "Preferred Premium"). The Preferred Premium is cumulative and accrues without interest from the first day of the quarterly period in which such dividend may be payable. No interest shall be declared and paid on the Preferred Shares unless the dividends on the Series B Preferred Shares have been declared and paid. The Preferred Shares are convertible into shares of Common Stock.

    The transactions were effected in accordance with Delaware law and pursuant to the authority conferred upon the Company's Board of Directors in the Company's Certificate of Incorporation to designate the terms of and to issue shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The Board of Directors approved the transactions because the Company required funds to redeem a portion of the amounts due under the Notes, as described above, and to continue to execute the Company's business strategy and meet its current working capital needs.

    The actual number of shares of Common Stock issuable upon conversion of one Series Preferred Share is equal to the aggregate stated value per share (i.e., $100), plus any accrued but unpaid Preferred Premium (unless the Company elects to pay such premium in cash) through the date of such conversion, divided by a conversion price initially equal to $1.8125 per share of Series C Convertible Preferred Stock, $2.00 per share of Series D Preferred Stock and $3.028 per share of Series E Convertible Preferred Stock (in each case, the "Applicable Conversion Value") as adjusted in accordance with the applicable Certificate of Designation. The conversation prices for the different Series were determined by applying a discount of 15% to the closing price of the Common Stock on the American Stock Exchange on the date before the Investor was scheduled to purchase the applicable shares, except that the conversion price for the Series D Shares was specifically negotiated with the sole purchaser thereof, a Series B Investor. The 15% discount was approved by the members of the special committee and reflects among other things, that the Series Preferred Shares are not freely tradeable for at least the year from the date of issuance. Any Series Preferred Share not previously converted will automatically convert into Common Stock on the third anniversary of the date of issuance of such Series Preferred Share.

    Pursuant to the regulations of the American Stock Exchange, in the absence of shareholder approval, the aggregate number of shares of Common Stock (or shares of Common Stock issuable upon conversion of a convertible security) issuable upon conversion of the Series Preferred Shares may not exceed 20% of the outstanding shares of Common Stock on January 8, 1999 (i.e., [ shares]) (the "Listed Shares"). Accordingly, no holder of any Series Preferred Shares is entitled to convert such securities until the earlier of April 30, 1999 or shareholder ratification of the issuance of such Series Preferred Shares. If the shareholders do not ratify the issuance of the Series Preferred Shares and any holder of the Series Preferred Shares gives the Company a conversion notice on or after April 30, 1999, then the Company will deliver to all holders of the Series Preferred Shares notice of the right to convert up to a pro-rata portion of the number of Listed Shares. The holders of the Series Preferred Shares wishing to convert any Series Preferred Shares must so notify the Company within thirty days of the Company's notice of the right to convert. If the total number of shares of Common Stock issuable upon conversion of the Series Preferred Stock for which conversion is requested (the "Requested Shares") exceeds the number of Listed Shares, then the Company will convert, on a pro-rata basis, only that portion of the Series Preferred Shares as is convertible into the number of Listed Shares. In this event, the Company will redeem the remaining Series Preferred Shares for cash. If instead the total number of shares of Common Stock issuable upon conversion of the Requested Shares does not exceed the number of Listed Shares, then the Company will automatically convert the Requested Shares and redeem all remaining outstanding shares of the Series Preferred Stock. In such an event, the Company has the option of redeeming a percentage of the Series Preferred Shares in shares of Common Stock instead of cash so long as the aggregate number of shares of Common Stock issuable upon conversion and redemption of the Series Preferred Shares does not exceed the number of Listed Shares.

USE OF PROCEEDS FROM THE PRIVATE PLACEMENT

    The gross proceeds to the Company from the offering of approximately $7,404,500 have been and will be used principally to fund the working capital needs of the Company and redeem approximately $859,000 of the outstanding amounts due under the Notes as discussed in the Notes Amendment Proposal.

EFFECT UPON EXISTING HOLDERS OF COMMON STOCK

    Approval of the Private Placement Proposal will have a dilutive effect on the shareholders of the Company. The investors in the Series Preferred Shares beneficially held an aggregate 23.0% of the shares of Common Stock as prior to issuance and will beneficially hold an aggregate 28.4% of the Common Stock after issuance of the Series Preferred Shares.

    Authorization of shares of Common Stock issuable upon conversion of the Series Preferred Shares will permit the Company to list an appropriate number of shares on the American Stock Exchange to satisfy the Company's obligation in the event of a conversion.

INTERESTS OF CERTAIN PERSONS

    The Series C Preferred Shares and the Series E Preferred Shares were purchased in part by officers and directors of the Company. The officers and directors who participated in the sale of Series C Preferred Shares and Series E
Preferred Shares beneficially held an aggregate   % of the Company's Common
Stock prior to the issuance and will beneficially hold an aggregate   % of the
Company's Common Stock in the event the Private Placement Proposal is approved.

BOARD OF DIRECTORS RECOMMENDATIONS; REASONS FOR AUTHORIZATION OF THE PRIVATE
  PLACEMENT

    The Board of Directors of the Company, as advised by the special committee described below, believes that the ratification of the sale of Series Preferred Shares to the Preferred Investors, including certain officers and directors, is in the best interest of the Company and its shareholders.

    In considering the proposed private placement, the Board of Directors determined that some members of the Board of Directors would likely participate in the Private Placement because they constituted part of a group of investors that could be provided the opportunity to invest in a private placement and, based upon their knowledge of the Company, reach an agreement with the Company in a relatively short period of time so as to provide the Company with the needed capital infusion on an expedited basis. Because of this potential conflict of interest, the Board of Directors appointed a special committee which consisted of two members of the Board of Directors, who would not participate in any private placement transaction, to consider and act upon the private placement and approve the final terms of the Private Placement. The special committee then worked with a financial advisor to review and negotiate the terms of the Series Preferred Shares on behalf of the Company.

    Among the factors considered by the special committee of the Board of Directors in approving the private placement of the Series Preferred Shares was the special committee's (and the entire Board of Directors, view that (i) the Company's working capital needs and the agreement to repay $859,000 of the Notes plus Premium required an immediate influx of cash, and (ii) the issuance and sale of the Series Preferred Shares represented the most efficient means of satisfying the Company's immediate need for working capital and funds to repay a portion of the Notes. The Company's management provided the Board of Directors and its special committee with financial and operational information about the Company that indicated that the Company had less than $1 million of available cash at the end of December 1998 and that the Company was then expending a significant amount of cash each week in its operating activities. This analysis of the Company's cash position and net cash outflow led the Board of Directors to conclude that the Company needed to raise capital on an expedited basis and that the issuance of the Series Preferred Stock would be an efficient way to raise these funds.

AMERICAN STOCK EXCHANGE VOTING REQUIREMENTS

    The Company's Common Stock is traded on the American Stock Exchange. Rule 713 of the American Stock Exchange requires shareholder approval of the issuance of securities convertible into Common Stock if such underlying Common Stock would have, upon issuance, voting power equal to or in excess of 20% of the voting power of such security before such issuance. The Series Preferred Shares, if fully converted, would may be convertible into Common Stock exceeding such 20% threshold.

    Accordingly, the Company has elected to seek shareholder approval of the Private Placement Proposal. Shareholder approval is not otherwise required as a matter of Delaware law or other applicable laws or rules.

VOTE REQUIRED

    To approve the Private Placement Proposal, the affirmative vote of a majority of the votes cast by shareholders at the Special Meeting is required. THE BOARD OF DIRECTORS BELIEVES THAT THE PRIVATE

PLACEMENT PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS, AND ACCORDINGLY, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PRIVATE PLACEMENT PROPOSAL.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain Common Stock information regarding the beneficial ownership of the Common Stock as of February 1, 1999 by (i) each person or entity known by the Company to own beneficially more than five percent of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) all directors and executive officers as a group.

                                                                                    BENEFICIAL OWNERSHIP
                                                                                     AS OF FEBRUARY 1,      PERCENT
DIRECTORS AND EXECUTIVE OFFICERS                                                            1999           OF CLASS
----------------------------------------------------------------------------------  --------------------  -----------
Ron Zwanziger.....................................................................         2,036,230            11.9%
Willard Lee Umphrey...............................................................           646,334             4.1%
David Scott, Ph.D.................................................................           425,016             2.6%
Kenneth D. Legg, Ph.D.............................................................           393,384             2.5%
Robert Oringer....................................................................           282,294             1.8%
Johnathan J. Fleming..............................................................           235,416             1.5%
John F. Levy......................................................................           225,896             1.4%
Carol R. Goldberg.................................................................           146,183             0.9%
Edward B. Roberts, Ph.D...........................................................           108,479             0.7%
Otto Wahl.........................................................................           105,245             0.7%
Peter Townsend....................................................................            28,750             0.2%
John Yonkin.......................................................................             5,919             0.0%
Christopher Huntoon...............................................................                 0             0.0%
Emanuel Hart......................................................................                 0             0.0%
                                                                                         -----------             ---
                                                                                         -----------             ---
Total of Directors and Executive Officers.........................................         4,639,146            25.6%

                                    SERIES B
                                PREFERRED STOCK

                                                                         AMOUNT AND
                                                                          NATURE OF              PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                              BENEFICIAL OWNER(2)        OF CLASS
----------------------------------------------------------------  -------------------------  ---------------
SHAREHOLDERS
C.C. Investments LDC............................................                                         %
Capital Ventures International..................................                                         %
Marshall Capital Management, Inc................................                                         %

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH U.S. BOSTON CAPITAL CORPORATION

    Approximately $598,000 of the gross proceeds from the sale of the Series Preferred Shares represented exchange of payments that the Company would have otherwise been due for Subordinated Revenue Royalty Notes. U.S. Boston Capital Corporation assisted the Company in securing the agreement of the holders of their payment rights to exchange their rights to receive cash from the Company for Series Preferred Shares. As compensation for its services, U.S. Boston Capital received a cash commission of $47,190. Willard L. Umphrey, a Director of the Company, is Chairman, President, Treasurer and a Director of U.S. Boston Capital Corporation.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

    The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about the Company and its finances.

    - The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

    - The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

    - The Company's current reports on Form 8-K filed on March 4, 1998, May 4, 1998, October 22, 1998 and January 20, 1999.

    We are also incorporating by reference additional documents that we will file with the SEC between the date of this Proxy Statement and the date of the Special Meeting.

    If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. Shareholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from the following address: Attention Duane James, Controller and Assistant Secretary, Selfcare, Inc., 200 Prospect Street, Waltham, Massachusetts 02453, telephone (781) 647-3900.

    If you would like to request documents from us, please do so by
            , 1999 to receive them before the Special Meeting. You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the Company's proposals. We have not authorized anyone to provide you with information that is different from what is contained in this
Proxy Statement. This Proxy Statement is dated             , 1999. You should
not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

                               OTHER INFORMATION

    Proxies for the Special Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

    The Board of Directors is aware of no other matters, except for those incident to the conduct of the Special Meeting, that are to be presented to shareholders for formal action at the Special Meeting. If, however, any other matters properly come before the Special Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                          By order of the Board of Directors
                                          Ron Zwanziger
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

February   , 1999

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                 SELFCARE, INC.
                        (Pursuant to Section 242 of the
                       Delaware General Corporation Law)

    Selfcare, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the following amendment to the Corporation's Certificate of Incorporation (the "Amendment") has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

    The Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock filed by the Corporation with the Secretary of State of the State of Delaware on August 26, 1997 and incorporated into the Corporation's Certificate of Incorporation (the "Certificate") is hereby amended as follows:

     1. In Article I of the Certificate, the words "One Thousand U.S. Dollars ($1,000)" shall be deleted and replaced with the words "[THE AMOUNT TO BE INSERTED WILL BE EQUAL TO THE PRODUCT OF (A) $1,000 PLUS PREMIUM ON EACH SHARE OF PREFERRED STOCK ACCRUED TO, BUT NOT INCLUDING, THE DATE OF THE AMENDMENT TIMES (B) 1.15]".

     2. Paragraph D of Article III of the Certificate shall be deleted in its entirety and replaced with the following:
       " 'Conversion Price' means (i) on any date occurring from and after [THE DATE OF THE AMENDMENT] through and including July 20, 1999, the Fixed Conversion Price; and (ii) on any date occurring from and after July 20, 1999, the lower of (A) the Variable Conversion Price and (B) the Fixed Conversion Price; PROVIDED, HOWEVER, that in the event that at any time following [THE DATE OF THE AMENDMENT] the Closing Bid Price for a share of Common Stock exceeds $3.25 (subject to equitable adjustment for the events specified in Article XI, A and B) for a period of ten (10) consecutive trading days and the Corporation delivers to each Holder, in accordance with the provisions of this Certificate relating to the delivery of notice, written notice of the occurrence of such event within five (5) Business Days after the tenth such trading day, "Conversion Price" shall mean, from and after the effective date specified in such notice, which date shall be at least thirty (30) days after delivery of such notice to each Holder, the Fixed Conversion Price, it being understood that after the date of such delivery and prior to such effective date, each Holder shall have the right to convert shares of Series B Preferred Stock at any time and from time to time at the lower of (A) the Variable Conversion Price and (B) the Fixed Conversion Price."

     3. Article III of the Certificate shall be amended as follows:

       Paragraph E thereof shall be deleted in its entirety and replaced with the following:

       "E. 'Fixed Conversion Price' means $2.00, and shall be subject to adjustment as provided herein."

       Paragraph H thereof shall be deleted in its entirety and replaced with the following:

       "H. 'N' means the number of days from and including [THE DATE OF THE AMENDMENT]."

     4. In Section A of Article IV of the Certificate, the formula described in clause (i) thereof shall be deleted and replaced with the following:

                                       FA + P
                                         CP

where      FA         represents the Face Amount of such share of Series B Preferred Stock,
           P          represents the aggregate Premium accrued on such share of Series B Preferred
                      Stock up to and including the Conversion Date, and
           CP         represents the Conversion Price (as defined below) in effect on the applicable
                      Conversion Date.

     5. In the first sentence of paragraph (i) of Section B of Article IV of the Certificate, the following words shall be inserted in the parenthetical after the words "subject to a two (2) business day grace period":

       "or, if the Corporation does not have a sufficient number of shares of Common Stock listed on the principal exchange or market on which the Common Stock is then traded in order to effect the conversion of Series B Preferred Stock, a five (5) business day grace period"

     6. Section C of Article IV of the Certificate shall be amended as follows:

        (i) In the first sentence of Section C, the words "limitations (each of which limitations shall be applied independently)" shall be deleted and replaced with the word "limitation".

        (ii) Paragraph (i) of Section C shall be deleted in its entirety.

       (iii) The number "(ii)" at the beginning of paragraph (ii) of Section C shall be deleted.

     7. Section E of Article IV of the Certificate shall be amended so that the words "the Fixed Conversion Price then in effect" appearing in subparagraph (iii)(a) shall be deleted and replaced with "$13.9581 (subject to equitable adjustment for the events specified in Article XI, A and B)".

     8. Article VII of the Certificate shall be deleted in its entirety and replaced with the following:

            "VII. [Intentionally Omitted]"

     9. In subparagraph (iv) of Section B, Article VIII of the Certificate, the parenthetical shall be amended so that (i) the words "Articles V or VII" shall be deleted and replaced with the words "Article V" and (ii) the words "such Articles" shall be deleted and replaced with the words "such Article".

    10. Section B of Article VIII of the Certificate shall be amended as follows:

        (i) In the first sentence of paragraph VIII.B.(i), the words "for any five (5) consecutive trading days is less than $9.00" shall be deleted and replaced with the words "for any ten (10) consecutive trading days occurring after July 20, 1999 is less than $2.00".

        (ii) In the first sentence of paragraph VIII.B.(i), the words "following the expiration of such five (5) day period" shall be deleted and replaced with the words "following the expiration of such ten (10) day period".

       (iii) In the last sentence of paragraph VIII.B.(i), the words "115% of the Face Amount thereof" shall be deleted and replaced with the words "the Face Amount thereof".

    11. In Section C of Article XIV of the Certificate, all references to "Cap Amount" shall be deleted.

    12. The following paragraph shall be added at the end of Article XIV:

    "NOTICES. Any notice, demand or request required or permitted to be delivered by the Corporation to any Holder or by any Holder to the Corporation pursuant to the terms of this Certificate of Designation shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) upon actual receipt after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

       IF TO THE CORPORATION:

       Selfcare, Inc.
       200 Prospect Street
       Waltham, MA 02154
       Attn: Chief Executive Officer
       Fax: (781) 647-3939

       WITH A COPY TO:
       Goodwin, Procter & Hoar LLP
       Exchange Place
       Boston, MA 02109
       Attn: Stephen W. Carr, P.C. and Martin Carmichael, III, P.C.

and if to any Holder, to such address for such Holder as appears in the Securities Purchase Agreement, dated as of August 26, 1997 by and among the Corporation and each of the purchasers named therein, or as may be designated by such Holder in writing to the Corporation."

    Except as specifically amended hereby, the Certificate of Incorporation (including without limitation the Certificate of Designation) shall remain in full force and effect in accordance with its terms. No amendment effected hereby shall apply to any event or circumstance occurring prior to the date on which this Amendment is filed with the Secretary of State of the State of Delaware and has become effective in accordance with the laws of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, this Certificate of Amendment has been executed on
behalf of the Corporation this       day of             , 1999.

                                          SELFCARE, INC.

                                          By:
                                          --------------------------------------

                                              Name:

                                              Title:

                                    APPENDIX
                                 SELFCARE, INC.
                              200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02154
   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD               , 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints RON ZWANZIGER and KENNETH D. LEGG, Ph.D., and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of
Shareholders of Selfcare, Inc. to be held on             , 1999, at       P.M.
at the Doubletree Guest Suites, 550 Winter Street, Waltham, MA 02451, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. Authorization and approval of the amendment of the Restated Certificate of Incorporation to amend the terms of the Series B Convertible Preferred Stock, par value $.001 per share, contained in the Certificate of Incorporation in connection with the settlement of certain obligations of the Company to the holders of the Series B Preferred Stock (the "Amendment to Certificate Proposal").

        / / FOR                  / / AGAINST                 / / ABSTAIN

2. Authorization and approval of the issuance of Series B Preferred Stock in connection with the settlement of certain obligations of the Company to the holders of the Series B Preferred Stock (the "Issuance of Series B Preferred Stock Proposal").

        / / FOR                  / / AGAINST                 / / ABSTAIN

3. Ratification of the amendment of the terms of the Senior Subordinated Convertible Notes, issued October 27, 1997 (the "Convertible Notes"), currently outstanding in connection with the settlement of certain obligations of the Company to the holders of the Convertible Notes (the "Notes Amendment Proposal").

        / / FOR                  / / AGAINST                 / / ABSTAIN

4. Ratification of the issuance of the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, each par value $.001 per share, and the participation by certain officers and directors of the Company in the private placement of the Series C Preferred Stock and the Series E Preferred Stock (the "Private Placement Proposal").

        / / FOR                  / / AGAINST                 / / ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                    (CONTINUED AND TO BE SIGNED ON REVERSE)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATED:            , 1999

                                        ----------------------------------------

                                        Signature

                                        ----------------------------------------

                                        Signature if held jointly.

                                        Please mark, sign, date and
                                        return this proxy card
                                        promptly using the enclosed
                                        envelope.